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                                                                     EXHIBIT 3.4




                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                       INTEREP NATIONAL RADIO SALES, INC.


   Under Section 805 of the Business Corporation Law of the State of New York



                              Haley Bader & Potts
                         4350 N. Fairfax Dr. Suite 900
                           Arlington, Virginia 22203
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                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                       INTEREP NATIONAL RADIO SALES, INC.

               -------------------------------------------------
               Under Section 805 of the Business Corporation Law
               -------------------------------------------------


     The undersigned Chairman of the Board and Chief Executive Officer of the INTEREP NATIONAL RADIO SALES INC., for the purpose of amending its Certificate of Incorporation, CERTIFIES that:

     FIRST: The name of the corporation is INTEREP NATIONAL RADIO SALES, INC. (the "Corporation"). The name under which the corporation was originally incorporated was MCGAVERN QUINN CORPORATION.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 31, 1958. A Restated Certificate of Incorporation was filed on May 28, 1985, and since the filing of the Restated Certificate of Incorporation, Certificates of Amendment thereof were filed on June 13, 1991, and on June 29, 1993.

     THIRD: The Certificates of Incorporation is to be amended by the deletion in its entirety of Article SIX, which sets forth the minimum and maximum number of directors of the Corporation, and by the substitution of a new Article SIX, which will increase the maximum number of directors to thirteen, and which shall read in its entirety as follows:
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          6.   The number of directors shall not be less than three, nor more than thirteen, none of whom need to be stockholders.

     FOURTH:  The foregoing amendment was duly authorized in accordance with
Section 803(a) of the Business Corporation Law by the unanimous written consent of the Board of Directors on November 10, 1993, followed by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote thereon at a meeting of the shareholders of the Corporation duly called and held on February 14, 1994.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on February 14, 1994, and affirms its contents as true under penalties of perjury.

                                      /s/ Ralph C. Guild
                                    -------------------------------------------
                                    Ralph C. Guild
                                    Chairman and Chief Executive Officer


  /s/ John A. Rykala
----------------------------------------------
John A. Rykala
Secretary


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